Exhibit 99.1

Windstream Provides Update on REIT Spinoff

Company to distribute 80.1% ownership in REIT to shareholders

Remaining 19.9% ownership in REIT used to retire additional Windstream debt

Company to hold special stockholder meeting in February 2015

Release date: Dec. 18, 2014

LITTLE ROCK, Ark. – Windstream (Nasdaq: WIN), a leading provider of advanced network communications, today provided an update on its planned real estate investment trust (REIT) spinoff. The company will hold a conference call at 7:30 a.m. CST today to review updates to the transaction.

Windstream announced it is refining the transaction structure in certain respects to benefit both Windstream and the REIT. Windstream now expects to retain 19.9 percent of the shares in the REIT and distribute the remaining 80.1 percent to Windstream stockholders. The retained shares will be sold opportunistically during a 12-month period following the spinoff, subject to market conditions, with the net proceeds used to retire debt.

“Given the importance of the REIT formation to Windstream’s future performance, the Board of Directors and I are intently focused on completing the spinoff, and it remains a strategic priority,” said President and CEO Tony Thomas. “This refined structure allows Windstream to reach our leverage goals faster to strengthen our competitive position, which we believe is appropriate and prudent given the fast changing telecom industry and rapidly evolving customer needs. By improving Windstream’s credit profile, the REIT benefits from having a financially stronger anchor tenant and retains the financial flexibility to grow and return capital to its shareholders.”

Special Meeting of Stockholders

Windstream also announced it will hold a special meeting of stockholders on February 20, 2015, in conjunction with the REIT spinoff to approve a 1-for-6 reverse stock split and an amendment to the certificate of incorporation of Windstream Corporation, a subsidiary of Windstream Holdings, that will facilitate the conversion of Windstream Corporation into a limited liability company (LLC).

Without the LLC conversion, Windstream would incur a tax liability of approximately $600 million to $800 million, based on current estimates, at Windstream Holdings that would be triggered upon execution of the spinoff.

In connection with the special meeting, Windstream will make available to its stockholders of record a proxy statement describing information related to the meeting and the proposals to be voted upon.

REIT Transaction Details

Windstream announced on July 29 plans to spin off certain telecommunications network assets into an independent, publicly traded REIT in order to accelerate network investments, provide enhanced services to customers and maximize shareholder value. The REIT will lease use of the assets to Windstream through a long-term triple-net exclusive lease with an initial estimated rent payment of $650 million per year. Windstream will operate and maintain the assets and deliver advanced communications and technology services to consumers and businesses. The REIT will focus on expanding and diversifying its assets and tenants through future acquisitions.

At the separation, the expected annual dividend per share in the aggregate for the two companies will be 70 cents per current Windstream share. Windstream plans to maintain its current dividend practice through the close of the transaction.

Under the refined structure, Windstream expects to reduce debt by approximately $4 billion in total.

The company has received a favorable private letter ruling from the Internal Revenue Service and has obtained a majority of the regulatory approvals required from state commissions.

Conference Call

Windstream will hold a conference call at 7:30 a.m. CST on Dec. 18 to review the revised ownership structure and the proposals for the special meeting of shareholders.

To Access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 52839526, ten minutes prior to the start time.

To Access the Call Replay:

A replay of the call will be available until midnight on Dec. 24. The replay can be accessed by dialing 1-855-859-2056, conference ID 52839526.

Webcast information:

The conference call also will be streamed live over the company’s website at www.windstream.com/investors. A presentation related to the call will be posted on the site.

About Windstream

Windstream, a FORTUNE 500 and S&P 500 company, is a leading provider of advanced network communications and technology solutions, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. For more information, visit the company’s online newsroom at news.windstream.com or follow on Twitter at @WindstreamNews.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the completion of the transaction, the expected benefits of the transaction, the expected financial attributes of the new Windstream and the REIT including the initial rent amount, the pro forma dividend and leverage ratio for each company, and the illustrative trading multiples and values for each company. Such statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•	risks related to the anticipated timing of the proposed separation, the expected tax treatment of the proposed transaction, the ability of each of Windstream (post-spin) and the new REIT to conduct and expand their respective businesses following the proposed spinoff, the ability of Windstream to reduce its debt by the currently anticipated amounts, and the diversion of management’s attention from regular business concerns;

•	the company’s ability to receive, or delays in obtaining, the regulatory approvals and other conditions required to complete the spinoff, and the risk that Windstream’s board of directors could abandon the spinoff or modify or change the terms of the spinoff at any time and for any reason until the spinoff is complete;

•	the company’s ability to obtain stockholder approval of an amendment to a company subsidiary’s certificate of incorporation that will facilitate the REIT spinoff without incurring a large tax liability; and

•	those additional factors under “Risk Factors” in Item 1A of Part I of Windstream’s Annual Report on Form 10-K for the year ended December 31, 2013, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

Participants in the Solicitation

Windstream and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Windstream’s stockholders with respect to the proposals for which stockholder approval is being sought in advance of the spinoff. Information about Windstream’s directors and executive officers and their ownership of Windstream’s common stock is set forth in Windstream’s proxy statement on Schedule 14A filed with the SEC on March 25, 2014 and Windstream’s Annual Report on Form 10-K for the year ended December 31, 2013. Information regarding the identity of the potential participants, and any direct or indirect interests they have in the proposals, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposals. Windstream’s stockholders are advised to read the proxy statement when it becomes available because it will contain important information. The proxy statement will be mailed by Windstream to its stockholders, and investors will also be able to access the proxy statement and other relevant documents for free once filed with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:	Investor Contact:
David Avery, 501-748-5876	Mary Michaels, 501-748-7578
david.avery@windstream.com	mary.michaels@windstream.com